Editorial Contact:	Investor Relations Contact:
Gwen Carlson Conexant Systems, Inc. (949) 483-7363	Bruce Thomas Conexant Systems, Inc. (949) 483-2698

CONEXANT MEETS REVISED FIRST FISCAL QUARTER 2005 PERFORMANCE EXPECTATIONS

Company Records $141 Million in Revenues and Reduces Channel Inventory

by Approximately $50 Million

NEWPORT BEACH, Calif., Jan. 26, 2005 – Conexant Systems, Inc. (NASDAQ: CNXT), today announced revenues of $140.6 million for the first quarter of fiscal 2005, which ended Dec. 31, 2004, in line with its revised outlook provided on Dec. 13, 2004. During the quarter, the company reduced inventory at its distributors by $40 million and at its direct customers by approximately $10 million, indicating an end-customer demand level of approximately $190 million. In addition, the company achieved its revised expectations for gross margins, pro forma operating expenses, and pro forma earnings per share (EPS).

First fiscal quarter 2005 revenues of $140.6 million decreased 34 percent from fourth fiscal quarter 2004 revenues of $213.1 million, and decreased 21 percent compared to first fiscal quarter 2004 revenues of $177.3 million. The first fiscal quarter 2005 pro forma operating loss was $85.9 million, compared to a pro forma operating loss of $9.6 million in the fourth quarter of fiscal 2004, and a pro forma operating profit of $17.2 million in the year-ago quarter. On a pro forma basis, net loss for the first fiscal quarter of 2005 was $0.20 per diluted share, compared to a net loss of $0.04 in the fourth fiscal quarter, and a net profit of $0.04 per diluted share in the first fiscal quarter of 2004.

Based on generally accepted accounting principles (GAAP), the net loss for the first quarter of fiscal 2005 was $120.7 million, or $0.26 per diluted share, compared to a net loss of $370.5 million, or $0.79 per diluted share, in the fourth quarter of fiscal 2004, and net income of $40.6 million, or $0.13 per diluted share, in the first quarter of fiscal 2004.

Conexant provides pro forma results as a supplement to financial statements based on GAAP. The company uses pro forma information to evaluate its operating performance and believes this presentation provides investors with additional insight into its underlying operating results. A full reconciliation between pro forma and GAAP results is included in the accompanying financial data.

“Our decision to aggressively reduce channel inventory to match revenues with end-customer demand as quickly as possible resulted in a reduction of approximately $50 million in total channel inventory during the first fiscal quarter,” said Dwight W. Decker, Conexant’s chairman and chief executive officer. “Our significant progress in reducing inventory and the achievement of our revised revenue target of $140 million reinforces our belief that end-customer demand for the quarter was approximately $190 million.

“We maintained gross margins of 40 percent of revenues, excluding the impact of previously announced inventory charges of $53 million,” Decker said. “Through a sharp focus on collecting receivables and reducing our internal inventory levels, we significantly improved our working capital metrics and delivered a modest positive net cash flow from operations.”

As expected, pro forma operating expenses for the quarter were $93 million, compared to pro forma operating expenses of $95 million for the fourth fiscal quarter of 2004. Pro forma cash flow from operations was approximately $4 million. This was offset by one-time and non-operating items; a $16 million decline in the value of the company’s holdings in Skyworks Solutions, Inc. (NASDAQ: SWKS) and SiRF Technology (NASDAQ: SIRF); the $15 million acquisition of Paxonet Communications in India; $12 million in restructuring charges and other payments; an $8 million settlement of intellectual property litigation; and $2 million in capital expenditures. As a result, Conexant’s cash, cash equivalents and investments declined by $49 million sequentially, from $440 million in the immediate prior quarter to $391 million at the end of the first fiscal quarter.

Second Fiscal Quarter 2005 Outlook

“Historically, the first calendar quarter is a period of reduced demand for our PC and set-top box related product lines,” Decker said. “We expect this seasonal dynamic to result in an overall decline this quarter of approximately 5 percent in end-customer demand, to about $180 million. We also plan to drive the completion of our current inventory reduction initiative, which should result in the further consumption during the quarter of approximately $20 million in channel inventory. Subtracting inventory consumption from our demand estimate, we expect to deliver second fiscal quarter revenues of approximately $160 million, up approximately 15 percent sequentially from the $141 million in revenue we recorded in the just finished quarter.

“We expect to deliver gross margins between 38 percent and 40 percent of revenues for the second fiscal quarter,” Decker continued. “We further anticipate that the previously

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announced cost-reduction actions will result in a decline in operating expenses from $93 million in the December-ending quarter to approximately $89 million in the current quarter. Given our outlook for revenue, gross margin, and operating expenses, we anticipate that our second fiscal quarter pro forma net loss per share will be $0.07 to $0.08, based on approximately 470 million fully diluted shares.”

Note to Editors, Analysts and Investors

Conexant’s conference call will take place on Wednesday, January 26, 2005, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. To listen to the conference call via telephone, dial 866-710-0179 (domestic) or 334-323-9854 (international); security code: Conexant. To listen via the Internet, visit the Investor Relations section of Conexant’s Web site at www.conexant.com/ir. Playback of the conference call will be available shortly after the call concludes and will be accessible on Conexant’s Web site at www.conexant.com/ir or by calling 877-919-4059 (domestic) or 334-323-7226 (international); pass code: 49087300.

About Conexant

Conexant’s innovative semiconductor solutions are driving broadband communications, enterprise networks and digital home networks worldwide. The company has leveraged its expertise and leadership position in modem technologies to enable more Internet connections than all of its competitors combined, and continues to develop highly integrated silicon solutions for broadband data and media processing networks.

Key products include client-side xDSL and cable modem solutions, home network processors, broadcast video encoders and decoders, digital set-top box components and systems solutions, and dial-up modems. Conexant’s suite of networking components includes a leadership portfolio of IEEE 802.11a/b/g-compliant WLAN chipsets, software and reference designs, as well as solutions for applications based on HomePlugSM and HomePNA™. The company also offers a complete line of asymmetric and symmetric DSL central office solutions, which are used by service providers worldwide to deliver broadband data, voice, and video over copper telephone lines.

Conexant is a fabless semiconductor company that recorded more than $900 million in revenues in fiscal year 2004. The company has approximately 2,400 employees worldwide, and is headquartered in Newport Beach, Calif. To learn more, please visit us at www.conexant.com.

Safe Harbor Statement

This press release contains statements relating to our future results (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: the substantial losses the company has incurred recently; the cyclical nature of the semiconductor industry and the markets addressed by the company’s and its customers’ products; demand for and market acceptance of new and existing products; successful development of new products; the timing of new product introductions and product quality; the company’s ability to anticipate trends and develop products for which there will be market demand; the availability of manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; product obsolescence; the ability to develop and implement new technologies and to obtain protection for the related intellectual property; the uncertainties of litigation and the demands it may place on the time and attention of company management; and the risk that the businesses of Conexant and GlobespanVirata have not yet been completely and may not be integrated successfully, as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Conexant is a registered trademark of Conexant Systems, Inc. Other brands and names contained in this release are the property of their respective owners.

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CONEXANT SYSTEMS, INC.
GAAP Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended
	December 31,	December 31,
	2004	2003
Net revenues (See Note 1)	$140,621	$177,333
Cost of goods sold (See Note 1)	133,465	98,196

Gross margin	7,156	79,137

Operating expenses:
Research and development (including non-cash stock compensation of $2,245 and $23 for the three months ended December 31, 2004 and 2003, respectively)	72,541	39,154
Selling, general and administrative (including non-cash stock compensation of $744 and $0 for the three months ended December 31, 2004 and 2003, respectively)	30,006	22,809
Amortization of intangible assets	8,293	955
Special charges (See Note 2)	19,257	605

Total operating expenses	130,097	63,523

Operating income (loss)	(122,941)	15,614
Other income, net	(2,755)	(25,281)

Income (loss) before income taxes	(120,186)	40,895
Provision for income taxes	532	248

Net income (loss)	$(120,718)	$40,647

Basic income (loss) per share	$(0.26)	$0.15

Diluted income (loss) per share	$(0.26)	$0.13

Number of shares used in per share computation-basic	468,369	277,190

Number of shares used in per share computation-diluted	468,369	307,545

The GAAP consolidated statements of operations include the results of operations of GlobespanVirata, Inc. from February 27, 2004, the date of the company’s merger with GlobespanVirata. No restatement has been made to earlier periods.

Note 1 — Includes $52.9 million of inventory charges during the period ending December 31, 2004, consisting of $45.0 million of charges for internal inventory and approximately $7.9 million of channel inventory charges.

Note 2 — Special charges consist of asset impairments, restructuring charges, integration costs, and other special items.

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CONEXANT SYSTEMS, INC.
Pro Forma (Non-GAAP) Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended
	December 31,	December 31,
	2004	2003
Net revenues (See Note 3)	$140,621	$177,333
Cost of goods sold (See Note 3)	133,465	98,196

Gross margin	7,156	79,137

Operating expenses:
Research and development	66,665	39,131
Selling, general and administrative	26,361	22,809

Total operating expenses	93,026	61,940

Pro forma operating income (loss)	(85,870)	17,197
Other expense, net	8,929	4,603

Pro forma income (loss) before income taxes	(94,799)	12,594
Provision for income taxes	532	248

Pro forma net income (loss)	$(95,331)	$12,346

Basic income (loss) per share pro forma (non-GAAP)	$(0.20)	$0.04

Diluted income (loss) per share pro forma (non-GAAP)	$(0.20)	$0.04

Number of shares used in per share computation — basic	468,369	277,190

Number of shares used in per share computation – diluted	468,369	300,181

The pro forma (non-GAAP) consolidated statements of operations include the results of operations of GlobespanVirata, Inc. from February 27, 2004, the date of the company’s merger with GlobespanVirata. No restatement has been made to earlier periods.

Pro forma operating income (loss), pro forma net income (loss), and basic and diluted income (loss) per share pro forma (non-GAAP) excludes certain non-cash and special items related to operations and certain non-operating gains and losses. The company believes these measures of income provide a better understanding of its underlying operating results and the company uses these measures internally to evaluate its underlying operating performance. These measures of income are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies.

A reconciliation of GAAP consolidated statements of operations and per share information as determined under generally accepted accounting principles with the pro forma net income (loss) and pro forma per share information presented above is presented in the following table.

Note 3 — Includes $52.9 million of inventory charges during the period ending December 31, 2004, consisting of $45.0 million of charges for internal inventory and approximately $7.9 million of channel inventory charges.

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CONEXANT SYSTEMS, INC.
Reconciliation of Consolidated Statements of Operations to
Pro Forma (Non-GAAP) Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended
	December 31,	December 31,
	2004	2003
Net income (loss) (unaudited)	$(120,718)	$40,647

Non-cash and special items:
Amortization of intangible assets	8,293	955
IP litigation support costs	2,197	—
Special charges (See Note 4)	19,257	605
Stock compensation	2,989	23
Transitional salaries and benefits (See Note 5)	4,335	—
Equity in losses (earnings) of equity method investees	3,089	(10,165)
Unrealized loss on note receivable from Skyworks	—	4,911
Unrealized gain on Mindspeed warrant	(14,773)	(24,630)

Pro forma net income (loss)	$(95,331)	$12,346

Income (loss) per share, basic:
Net income (loss) (GAAP)	$(0.26)	$0.15
Non-cash and special items	0.06	(0.11)

Pro forma (non-GAAP) income (loss)	$(0.20)	$0.04

Income (loss) per share, diluted:
Net income (loss) (GAAP)	$(0.26)	$0.13
Non-cash and special items	0.06	(0.09)

Pro forma (non-GAAP) income (loss)	$(0.20)	$0.04

Note 4 — Special charges consist of asset impairments, restructuring charges, integration costs, and other special items.

Note 5 — Transitional salaries and benefits of $4,335 for the three months ended December 31, 2004 represent amounts earned by employees, from the beginning of the period presented, who have been notified of their termination as part of our restructuring activities. Included in the above amount is $296 of facilities related costs.

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CONEXANT SYSTEMS, INC.
Consolidated Condensed Balance Sheets
(unaudited, in thousands)

	December 31,	September 30,
	2004	2004
ASSETS

Current assets:
Cash and cash equivalents (See Note 6)	$132,326	$139,031
Marketable securities (See Note 6)	135,597	163,040
Receivables, net	92,864	185,037
Inventories	136,438	194,754
Mindspeed warrant-current portion	5,634	3,599
Other current assets	17,521	20,768

Total current assets	520,380	706,229
Property, plant and equipment, net	53,266	55,741
Goodwill	714,852	708,544
Intangible assets, net	128,947	135,241
Mindspeed warrant	35,737	23,000
Marketable securities-long term (See Note 6)	123,266	137,604
Other assets	112,936	114,163

Total assets	$1,689,384	$1,880,522

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$89,171	$141,533
Accrued compensation and benefits	44,511	40,423
Restructuring and reorganization liabilities	28,205	22,427
Other current liabilities	51,502	67,044

Total current liabilities	213,389	271,427
Convertible subordinated notes	711,825	711,825
Other liabilities	64,741	68,883

Total liabilities	989,955	1,052,135

Shareholders’ equity	699,429	828,387

Total liabilities and shareholders’ equity	$1,689,384	$1,880,522

Note 6 — Total cash, cash equivalents and marketable securities at December 31, 2004 and September 30, 2004 are as follows:

	December 31,	September 30,
	2004	2004
Cash and cash equivalents	$132,326	$139,031
Other short-term marketable securities (primarily mutual funds, domestic government agencies and corporate debt securities)	2,587	13,764
Long-term marketable securities (primarily domestic government agencies and corporate debt securities)	123,266	137,604

Subtotal	258,179	290,399

Equity securities- Skyworks Solutions, Inc. (6.2 million shares at December 31, 2004 and September 30, 2004)	58,305	61,767
Equity securities- SiRF Technologies, Inc. (5.9 million shares at December 31, 2004 and September 30,	—	—
2004)	74,705	87,509

Subtotal Skyworks and SiRF	133,010	149,276

	$391,189	$439,675

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CONEXANT SYSTEMS, INC.
Selected Other Data
(unaudited, in thousands)

Three months ended
	December 31,	December 31,
	2004	2003
Selected Data:
Depreciation (See Note 7)	$4,838	$3,155
Capital expenditures	2,082	4,857
Revenues By Region:
Americas	$18,439	$22,401
Asia-Pacific	105,472	140,362
Europe, Middle East and Africa	16,710	14,570

	$140,621	$177,333

	March 31,

Note 7 — Does not include amortization of intangible assets, as applicable.

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